EXHIBIT 10.3

FORM OF

SILICON GRAPHICS, INC.

MANAGEMENT INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Grantee/Employee ID:

Date of Grant:

Number of Units:	x Units, each of which represents a notional share of the common stock par value $.01 per share of Silicon Graphics, Inc. (the “Company”), plus dividend equivalents.

Vesting Schedule:

Time Vesting. 33% of the Units represented by this award shall vest on the anniversary of the Date of Grant. An additional 8.325% of the Units represented by this award shall vest following the completion of each three-month period thereafter until fully vested - so that this award shall be fully vested 36 months after the date of grant.

Termination without Cause. The Grantee shall forfeit the unvested Units that are subject to this award immediately upon the date the Grantee’s Service terminates without Cause, unless the Company pays the Grantee severance in which case this award shall continue to vest during any severance period so long as the Grantee does not violate the terms of the severance agreement between the Company and the Grantee, or in the absence of any such agreement, so long as the Grantee does not breach any Company policies in effect on the date Service terminates that protect the Company’s business and confidential information.

Resignation. The Grantee shall forfeit the unvested Units that are subject to this award immediately on the date the Grantee’s Service terminates due to the Grantee’s resignation.

Termination for Cause. The Grantee shall forfeit the unvested Units that are subject to this award and any vested Units for which no settlement has then been paid on the date the Grantee’s Service terminates for Cause (or if Cause exists on the date Service terminates).

Accelerated Vesting

Death/Disability. This award (or any unvested portion thereof) shall become 100% vested upon the Grantee’s termination of Service due to the Grantee’s death or Disability.

Change in Control. This award (or any unvested portion thereof) shall become 100% vested upon a Change in Control unless this award is assumed, converted or replaced by the continuing entity in which case this award (or its successor) shall become 100% vested upon the Grantee’s termination of employment without Cause within 12 months following the Change in Control (or following Termination of Service due to death or Disability, as provided above).

Expiration/Forfeiture:	This award and all unvested Units shall expire on the date Grantee’s Service terminates (or if later, upon the expiration of the post Service termination vesting period). Upon such expiration, the Grantee shall forfeit (i) all unvested Units, and (ii) all dividend equivalents with respect to such Units.

This award is granted under and governed by the terms and conditions of the Silicon Graphics, Inc. Management Incentive Plan and the Restricted Stock Unit Award Agreement (reference number 001-RSU), both of which are hereby made a part of this document. Capitalized terms used but not defined in this Notice of Restricted Stock Unit Award shall have the meanings assigned to them in the above-referenced documents.

SILICON GRAPHICS, INC.

By:

FORM OF

SILICON GRAPHICS, INC.

MANAGEMENT INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

REFERENCE NUMBER: 001

SECTION 1. GRANT OF RESTRICTED STOCK UNITS.

(a) Award. On the terms and conditions set forth in this Agreement and each Notice of Restricted Stock Unit Award referencing this Agreement (the “Notice”), the Company hereby grants to the Grantee the number of Restricted Stock Units (the “Granted Units”) under the terms set forth in the Notice.

(b) Dividend Equivalent Right. If dividends are paid in respect of the common stock of the Company (the “Common Stock”), then dividend equivalents shall be paid with respect to the Granted Units to the extent such Granted Units are vested. And dividend equivalents attributable to unvested Granted Units shall be accumulated and paid as such unvested portion becomes vested.

(c) Plan and Defined Terms. This award is granted under and subject to the terms of the Plan, which is incorporated herein by this reference. Capitalized terms are defined in Section 7 of this Agreement.

(d) Grantee Undertaking. The Grantee agrees to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

SECTION 2. NO TRANSFER OR ASSIGNMENT OF AWARD.

This award and the rights and privileges conferred hereby shall not be sold, pledged or otherwise Transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process; provided, however, that the Grantee shall be permitted to transfer this award, in connection with his or her estate plan, to the Grantee’s spouse, siblings, parents, children and grandchildren or a charitable organization that is exempt under Section 501(c)(3) of the Code or to trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons or to the Grantee’s former spouse in accordance with a domestic relations order..

SECTION 3. VESTING; TERMINATION OF SERVICE.

(a) Vesting. This award shall vest as set forth in the Notice.

(b) Termination of Service. If the Grantee’s Service with the Company terminates when any portion of the award is not vested, the unvested portion shall be forfeited as of the date of such termination of Service.

SECTION 4. SETTLEMENT OF GRANTED UNITS.

(a) Settlement Amount. Subject to Section 4(b) hereof, the Company shall deliver to the Grantee on each vesting date a number of shares of Common Stock equal to the aggregate number of vested Granted Units credited to the Grantee as of such date; provided, however, that no shares of Common Stock will be issued in settlement of this award unless the issuance of shares complies with all relevant provisions of law and the requirements of any stock exchange upon which the shares of Common Stock may then be listed. No fractional shares of Common Stock will be issued. The Company will pay cash in respect of fractional shares of Common Stock.

(b) Withholding Requirements. Unless the Company shall have satisfied the tax withholding from other amounts payable to the Grantee, the Company shall withhold from the settlement amount a sufficient number of shares of Common Stock to enable the Company to satisfy its withholding requirements with respect to the settlement of the Granted Units.

(c) Shareholder Rights. The Grantee (or any successor in interest) shall not have any of the rights of a shareholder (including, without limitation, voting, dividend and liquidation rights) with respect to the Granted Units until such time as the Company delivers to the Grantee the shares of Common Stock in settlement of the Granted Units, as described in Section 4(a).

SECTION 5. ADJUSTMENT OF GRANTED UNITS.

If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any extraordinary dividend or distribution of cash or other assets, in order to prevent dilution or enlargement of participants’ rights under the Plan, the Committee shall adjust, in an equitable manner, the number and kind of shares that will be paid to the Grantee upon settlement of the Granted Units.

SECTION 6. MISCELLANEOUS PROVISIONS.

(a) No Retention Rights. Nothing in this award or in the Plan shall confer upon the Grantee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Grantee) or of the Grantee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(b) Award Unfunded. The Granted Units and dividend equivalents credited to the Grantee represent an unfunded promise. The Grantee’s rights with respect to the Granted Units are no greater than the rights of a general unsecured creditor of the Company.

(c) Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he or she most recently provided in writing to the Company.

(d) Entire Agreement. This Agreement, the Notice of Restricted Stock Unit Award and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(e) Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Grantee, the Grantee’s assigns and the legal representatives, heirs and legatees of the Grantee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(g) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

SECTION 7. DEFINITIONS.

(a) “Agreement” shall mean this Restricted Stock Unit Award Agreement.

(b) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(c) “Cause” shall have the meaning ascribed to it in the Grantee’s written employment agreement, provided, that if a Grantee does not have a written employment agreement, it shall mean that a Grantee:

(i) committed or engaged in an act of fraud, embezzlement, sexual harassment, dishonesty or theft in connection with Grantee’s duties for the Company or any Subsidiary;

(ii) materially breached or defaulted under an agreement or obligation under any employment, non-disclosure or similar agreement with the Company or any Subsidiary;

(iii) is convicted of, or pleas nolo contendere with respect to, an act of criminal misconduct;

(iv) engaged in an act of gross negligence or a willful failure to perform Grantee’s duties or responsibilities for the Company or any Subsidiary; or

(v) failed to follow in any material respect a direction or policy of the Board.

(d) Change in Control” shall be deemed to have occurred upon any of the following events:

(i) Any person(s) acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act (other than the Company, any subsidiary, or any “permitted holder” as defined below) shall “beneficially own” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, at least 35% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board; or

(ii) Either (A) “incumbent directors”, as defined below, shall cease for any reason to constitute at least a majority of the members of the Board (for these purposes, an “incumbent director” shall mean any member of the Board as of the Effective Date, and any successor of a incumbent director whose election, or nomination for election by the Company’s shareholders was approved by at least a majority of the current directors then on the Board), or (B) at any meeting of the shareholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors shall fail to be elected; or

(iii) Consummation of a merger or consolidation of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Company in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for common stock of the subsidiary) or (B) pursuant to which all shares of Common Stock are converted into cash, securities or other property, except in either case, a consolidation or merger of the Company in which the holders of the shares of Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the shares of Common Stock of the continuing or surviving corporation immediately after such consolidation or merger or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation; or

(iv) Consummation of a plan of complete liquidation of the Company; or

(v) The consummation of a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(f) “Committee” shall mean a committee of the Board, as described in Section 2 of the Plan.

(g) “Common Stock” shall mean one share of common stock of the Company, with a par value of $.01 as adjusted in accordance with Section 16 of the Plan (if applicable).

(h) “Company” shall mean Silicon Graphics, Inc., a Delaware corporation.

(i) “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Directors.

(j) “Director” shall mean a member of the Board who is not an Employee.

(k) “Disability” shall mean that the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(l) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(m) “Fair Market Value” shall mean with respect to the fair market value of a share of Common Stock, the average of the high and low prices of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradeable on a national securities exchange or other market system, and if the Common Stock is not readily tradeable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock upon the reasonable application of a reasonable valuation method, as determined by the Board or Committee in good faith. Such determination shall be conclusive and binding on all persons.

(n) “Granted Units” shall have the meaning described in Section 1(a) of this Agreement.

(o) “Grantee” shall mean the person named in the Notice.

(p) “Notice” shall have the meaning described in Section 1(a) of this Agreement.

(q) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the execution of this Agreement shall be considered a Parent commencing as of such date.

(r) “Plan” shall mean the Silicon Graphics, Inc. Management Incentive Plan.

(s) “Restricted Stock Unit” shall mean a notional unit representing one share of Common Stock.

(t) “Service” shall mean service as an Employee, Director or Consultant. For any purpose under this Agreement, Service shall be deemed to continue while the Grantee is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

(u) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the execution of this Agreement shall be considered a Subsidiary commencing as of such date.

(v) “Transfer” shall mean, with respect to this award or any share of Common Stock, any sale, assignment, transfer, alienation, conveyance, gift, bequest by will or under intestacy laws, pledge, lien encumbrance or other disposition, with or without consideration, of all or part of this award or such Share, or of any beneficial interest therein.